Exhibit 10.4

Employment Agreement

This employment agreement is effective as of December 29, 2008 between MRV Communications, Inc. (“MRV COMMUNICATIONS, INC.”) and Blima Tuller ("Employee").

A.    Recitals

1.     MRV COMMUNICATIONS, INC. desires to employ the Employee, and the Employee desires to accept such employment, on the terms and conditions set forth in this agreement.

2.    The representations, warranties covenants and agreements of the Employee are in consideration of the compensation paid to Employee and shall survive the termination of this agreement.

3.    MRV COMMUNICATIONS, INC. is materially relying upon each of Employee's covenants, agreements, representations and warranties in employing Employee with the company.

THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this agreement, it is agreed as follows:

B.    At-Will Nature of Employment

1.    It is understood and agreed between MRV COMMUNICATIONS, INC. and Employee that the employment relationship is "at-will": in other words, employment may be terminated at any time, with or without cause, and with or without notice. Employee understands and acknowledges that his or her employment with MRV COMMUNICATIONS, INC. is for no specific term. MRV COMMUNICATIONS, INC. has and will continue to have the absolute and unconditional right to terminate the employment relationship for any reason, with or without cause or prior notice. Nothing in this Agreement shall obligate MRV COMMUNICATIONS, INC. to continue to retain Employee as an employee.

C.    Duties

1.    Employee shall, under the direction of the Chief Executive Officer and President of the Company, and such other executive or management, perform the duties of MRV COMMUNICATIONS, INC.'s Director of Internal Audit and such other duties as the Chief Executive Officer, President, or such other executive or management may from time to time assign either orally or in writing, and subject to the direction and policies of MRV COMMUNICATIONS, INC. and its board of directors as they may be, from time to time, stated either orally or in writing.

2.    While employed with MRV COMMUNICATIONS, INC., Employee agrees that he or she will not undertake planning for or organization of any business activity competitive with MRV COMMUNICATIONS, INC.'s business or combine or join with other employees or representatives of MRV COMMUNICATIONS, INC.'s business for the purpose of organizing any such competitive business activity.

3.    Employee shall promptly disclose to MRV COMMUNICATIONS, INC.'s appropriate corporate officers or directors all business opportunities that (i) are present to Employee in his or her capacity as an employee of the company, and (ii) of a similar nature to the type of business in which MRV COMMUNICATIONS, INC. currently engages in or has expressed an interest in engaging in the future. Employee shall not usurp or take advantage of any such business opportunity without first offering such opportunity to MRV COMMUNICATIONS, INC.

4.    Employee shall not take any of the following actions on behalf of MRV COMMUNICATIONS, INC. without the express written approval of the President:

a) Borrowing or obtaining credit in any amount or executing any guaranty;

b) Expending funds for capital equipment in excess of budgeted expenditures for any calendar month;

c) Selling or transferring capital assets exceeding $500 in marked value in any single transaction or exceeding $500 in market value in any one fiscal year;

Exhibit 10.4

d) Executing any contract or making any commitment for the purchase or sale of MRV COMMUNICATIONS, INC.'s products or facilities in an amount exceeding $100;

e) Executing any lease of real or personal property providing for any in excess of $0;

f) Exercising any discretionary authority or control over the management of any employee welfare or pension benefit plan or over the disposition of the assets of any such plan; and,
g) Entering into or making any contract of employment on behalf of MRV COMMUNICATIONS, INC..

5.     Employee is not authorized to hire, fire or discipline any employee unless authorized by the Chief Executive Officer, President, or Vice President of Human Resources.

6.    The Employee shall devote all of his business time, attention, and energy to the Company and shall not, during the term of his/her employment, be actively engaged in any managerial or employment capacity in any other business activity for gain, profit, or other pecuniary advantage, unless MRV COMMUNICATIONS, INC. consents to Employee's involvement in such business activity in writing. This restriction shall not be construed as preventing the Employee from making investments that do not unreasonably interfere with the performance of his/her duties with the MRV COMMUNICATIONS, INC.

7.    Employee represents to MRV COMMUNICATIONS, INC. that he/she has no other outstanding commitments inconsistent with any of the terms of this agreement or the services to be rendered under it.

8.    Employee understands that his or her presence at the MRV COMMUNICATIONS, INC.'s worksite located at Chatsworth, California, is an essential function of his/her position and represents herein that he/she would not be able to perform the essential functions of his/her position from anywhere else other than MRV COMMUNICATIONS, INC.'s worksite. Additionally, Employee understands that his or her ability to work in a high stress environment is a further essential function of his/her position.

D.    Compensation
1.    Employee's Annual salary shall be $150,000 with an annual bonus potential of $30,000, based on company performance and based on your achievement of specific agreed upon performance goals and objectives.
We will also recommend that the company's Board of Directors/Compensation Committee, at their discretion, grant you an option to purchase 20,000 shares of the company's common stock under the MRV Communications, Inc. 2007 Omnibus Incentive Plan, which option shall be subject to the terms of said plan and the Stock option agreement between you and MRV Communications. Your options will have an exercise price equal to the closing price per share of MRV Communications' common stock on the NASDAQ on the date of the grant and will vest over a four-year period in annual installments of 25% commencing on the first anniversary of your grant date.

E.    Other Employee Benefits

1.    Upon successful completion of an Introductory Period, as defined by the company's policies and procedures, Employee shall be entitled to all employee benefits extended, from time to time, to all regular, full-time employees of MRV COMMUNICATIONS, INC.; however, the company reserves the right to modify, suspend or discontinue any and all benefit plans, policies, and practices at any time without notice to or recourse by Employee.

F.    Prohibition Against Assignment and Modification

1.    Employee acknowledges that the services to be rendered by him or her are unique and personal. Neither this Agreement nor any right or obligation of Employee hereunder may be assigned by Employee without the prior written consent of the Chief Executive Officer or President of MRV COMMUNICATIONS, INC. Subject thereto, this Agreement and the covenants and conditions herein contained shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

2.    This Agreement may not be modified except by a writing duly signed by the Chief Executive Officer, President, or Vice President of Human Resources of MRV COMMUNICATIONS, INC.

G.    Execution of Other Documents and Agreements

Exhibit 10.4

1.    Employee represents and warrants herein that he or she shall execute MRV COMMUNICATIONS, INC.'s Assignment of Rights and Confidentiality and Non-Disclosure Agreement, and further understands that employment with the company is contingent upon employee's execution of said agreement.

H.    Background Check

1.    Employee acknowledges that his/her employment with the Company is contingent upon successful completion of a background check.

I.    Policies and Procedures

1.    Employee agrees to comply with the Company's policies and procedures, both oral and written. Said agreement to comply is a condition precedent to Employee's employment with the Company. Employee shall execute all forms acknowledging receipt of and adherence to said policies and procedures.

I HAVE READ ALL OF THIS AGREEMENT AND UNDERSTAND IT COMPLETELY. BY MY SIGNATURE BELOW, I REPRESENT THAT THIS AGREEMENT IS THE ONLY STATEMENT MADE BY OR ON BEHALF OF THE COMPANY UPON WHICH I HAVE RELIED IN SIGNING THIS AGREEMENT.

Date:    ____12/18/08_________        Blima Tuller___________________________________
[Name of Employee]

/s/ Blima Tuller___________________________________
[Signature]

(Address)

Date:    __12/18/08__________                MRV COMMUNICATIONS, INC.

_/s/ Betty Ann Orseno_________________________________
[Signature]

_Director Human Resources ______________________
[Title: Chief Executive Officer, President, or Director of Human Resources]